EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Claire M. Chadwick, CFO
973-669-7366, ext. 267
PENNFED FINANCIAL SERVICES, INC. REPORTS
SECOND QUARTER EARNINGS
ANNOUNCES A NEW STOCK REPURCHASE PROGRAM

WEST ORANGE, NJ, January 25, 2006 - PennFed Financial Services, Inc. (NASDQ:PFSB), the $2.2 billion holding company for New Jersey-based Penn Federal Savings Bank, announced earnings of 26 cents per diluted share for its second fiscal quarter ended December 31, 2005. Earnings for the comparable prior year quarter were 28 cents per diluted share.
For the first six months of fiscal 2006, PennFed reported earnings of 56 cents per diluted share, compared to 55 cents per diluted share for the comparable six months ended December 31, 2004.
“Earnings have been impacted by the challenging operating environment and the resulting pressure on net interest margin,” said Joseph L. LaMonica, PennFed’s President and Chief Executive Officer. As expected, as a result of the continuing rise in short term rates and the further flattening of the yield curve, net interest margin contracted to 1.89% for the current quarter from 2.05% last quarter and 2.33% a year ago. The expectation is that the yield curve will remain flat in the near term.
“Nevertheless,” LaMonica stated, “PennFed will not relax underwriting standards for the sake of improving margin.” “To counter some of the negative impact on earnings from a lower net interest margin, asset quality and expense

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PennFed 2Q-2006

management remain priorities,” said LaMonica. While non-performing assets showed a slight increase in the quarter, the Company’s actual charge-off experience continues to be minimal. Furthermore, the Company’s current quarter non-interest expense ratio of just 1.01% was very strong, compared to 1.26% for the three months ended December 31, 2004.
Total assets at December 31, 2005 of $2.161 billion reflected growth of approximately 11% on an annualized basis from June 30, 2005. Loans receivable showed 14% growth annualized.
Total loan production was $115 million for the December 2005 quarter. "Given the difficult interest rate environment, we remain focused on the origination of home equity loans and commercial real estate loans in addition to one to four-family mortgage loans," said LaMonica. For the quarter just ended, PennFed’s consumer loan originations totaled $28.0 million - a 39% increase from the prior year quarter. The Company’s commercial and multi-family real estate loan production of $14.4 million for the current quarter was strong compared to $8.3 million for the linked quarter and $16.2 million for the comparable prior year quarter.
Deposits grew to $1.386 billion at December 31, 2005 compared to $1.339 billion at June 30, 2005 - equating to an annualized growth rate of 7%. The Company continues to see a shift in deposit mix as savings account customers move “parked” funds to other higher yielding alternatives. Checking and money market balances have increased by over 17% since June 30, 2005. Due to the continued rise in short term rates and very strong competitive deposit pricing, the rate paid on interest bearing liabilities increased 15 basis points over the linked quarter.

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PennFed 2Q-2006

During the three months ended December 31, 2005, the Company repurchased 256,600 shares of common stock for a total cost of $4.8 million. Stock repurchases continue to be utilized as a means of managing capital.
The Company announced that that it completed all repurchases under its 5% Stock Repurchase Program previously authorized in February 2005 and that its Board of Directors authorized a new 5% Stock Repurchase Program.
LaMonica indicated that under the completed program, the Company had repurchased 675,000 shares from February 28, 2005 through January 24, 2006 at prices ranging from $13.30 to $19.75 per share. After completion of these repurchases, the Company had 12,989,650 shares of common stock outstanding.
Under the new program, the Company may repurchase up to 5% of its outstanding shares over the next 18 months, subject to market conditions and other factors.
PennFed stockholders of record as of February 10, 2006 will be paid a cash dividend of $0.07 per share on February 24, 2006. The Company’s dividend policy will continue to be reviewed on a regular basis.
Penn Federal Savings Bank maintains 25 New Jersey branch offices. The Bank’s deposits are insured by the Federal Deposit Insurance Corporation.
This release contains forward-looking statements that are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates and demand for loans in the Company’s market area, the relationship of short-term interest rates to long-term interest rates, competition and terrorist acts that could cause

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PennFed 2Q-2006

actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above, as well as other factors, could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

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NOTE: SEE FINANCIAL TABLES

PennFed Financial Services, Inc.
(Holding Company for Penn Federal Savings Bank)
Selected Consolidated Financial Information
(dollars in thousands, except per share amounts)

	December 31,	September 30,	June 30,	December 31,
	2005	2005	2005	2004

Selected Financial Condition Data:
Cash and cash equivalents	$17,988	$17,838	$15,220	$14,829
Investments, net	425,405	425,412	410,509	422,159
Mortgage-backed securities, net	68,978	73,270	78,201	87,879
Loans held for sale	242	937	4,826	2,580
Loans receivable:
One- to four-family mortgage loans	1,222,023	1,195,924	1,143,663	1,075,831
Commercial and multi-family real estate loans	170,653	165,882	169,765	168,092
Consumer loans	166,723	156,894	144,423	124,402
Allowance for loan losses	(5,913)	(5,916)	(6,050)	(6,064)
Other, net	9,592	9,410	8,853	7,931
Loans receivable, net	1,563,078	1,522,194	1,460,654	1,370,192

FHLB stock	25,028	24,586	22,391	22,102
Other intangible assets	0	0	0	454
Other assets	60,546	59,450	58,750	59,293
Total assets	$2,161,265	$2,123,687	$2,050,551	$1,979,488

Deposits:
Checking and money market	$266,674	$243,457	$227,031	$199,297
Savings	335,367	360,488	385,360	430,203
Certificates of deposit and accrued interest	784,334	760,057	727,100	623,954
Total deposits	1,386,375	1,364,002	1,339,491	1,253,454

FHLB advances	450,465	425,465	415,465	425,465
Other borrowings	141,770	148,134	107,952	122,624
Junior subordinated debentures	42,104	42,093	42,082	42,059
Other liabilities	16,379	18,123	21,507	12,551
Stockholders' equity	124,172 (a)	125,870	124,054	123,335
Total liabilities and stockholders' equity	$2,161,265	$2,123,687	$2,050,551	$1,979,488

Book value per share	$9.54	$9.53	$9.34	$9.04

Equity to assets	5.75%	5.93%	6.05%	6.23%

Asset Quality Data:
Non-performing loans	$2,718	$1,998	$2,619	$1,776
Real estate owned, net	502	477	0	0
Total non-performing assets	$3,220	$2,475	$2,619	$1,776

Non-performing loans to total loans	0.17%	0.13%	0.18%	0.13%
Non-performing assets to total assets	0.15%	0.12%	0.13%	0.09%
Allowance for loan losses to non-performing loans	217.55%	296.10%	231.00%	341.44%
Allowance for loan losses to total gross loans	0.38%	0.39%	0.41%	0.44%

Regulatory Capital Ratios (of the Bank):
Tangible capital ratio (requirement - 1.50%)	7.80%	8.02%	8.28%	8.56%
Core capital ratio (requirement - 4.00%)	7.80%	8.02%	8.28%	8.56%
Risk-based capital ratio (requirement - 8.00%)	14.89%	15.39%	15.84%	16.58%

(a) Common shares outstanding as of December 31, 2005 totaled 13,015,782 shares.

PennFed Financial Services, Inc.
(Holding Company for Penn Federal Savings Bank)
Selected Consolidated Financial Information
(dollars in thousands, except per share amounts)

	For the three months ended		For the six months ended
	December 31,		December 31,
	2005	2004	2005	2004
Selected Operating Data:
Interest and dividend income	$28,350	$25,999	$56,033	$51,804
Interest expense	18,715	15,060	36,206	29,794
Net interest and dividend income	9,635	10,939	19,827	22,010
Provision for loan losses	0	0	0	0
Net interest and dividend income
after provision for loan losses	9,635	10,939	19,827	22,010
Non-interest income:
Service charges	704	867	4,174	1,593
Net gain (loss) from real estate operations	2	157	(1)	157
Net gain on sales of loans	21	70	143	94
Income on BOLI	219	121	435	249
Other	153	140	334	362
Total non-interest income	1,099	1,355	5,085	2,455
Non-interest expenses:
Compensation & employee benefits	3,067	3,079	6,326	6,272
Net occupancy expense	594	559	1,179	1,098
Equipment	538	543	1,509	1,078
Advertising	165	227	299	394
Amortization of intangible assets	0	454	0	907
Federal deposit insurance premium	45	43	87	84
Extinguishment of debt	0	0	1,351	0
Other	979	1,276	2,390	2,467
Total non-interest expenses	5,388	6,181	13,141	12,300
Income before income taxes	5,346	6,113	11,771	12,165
Income tax expense	1,892	2,133	4,185	4,397
Net income	$3,454	$3,980	$7,586	$7,768

Weighted avg. no. of diluted common shares	13,509,140	14,114,728	13,604,862	14,187,618
Diluted earnings per common share	$0.26	$0.28	$0.56	$0.55

Return on average common equity	11.09%	12.97%	12.11%	12.80%

Return on average assets	0.65%	0.81%	0.72%	0.79%

Average total assets	$2,137,449	$1,966,796	$2,112,355	$1,954,909

Average earning assets	$2,066,915	$1,901,002	$2,042,199	$1,891,056

Yield on average interest-earning assets	5.46%	5.45%	5.47%	5.46%
Cost of average interest-bearing liabilities	3.70%	3.25%	3.63%	3.23%
Net interest rate spread	1.76%	2.20%	1.84%	2.23%

Net interest margin	1.89%	2.33%	1.97%	2.35%

Non-interest exp. as a % of avg. assets	1.01%	1.26%	1.24%	1.26%
Efficiency ratio	50.20%	47.19%	52.75%	46.87%

Loan originations and purchases:
One- to four-family mortgage loans	$73,061	$55,899	$191,290	$179,143
Commercial and multi-family real estate loans	14,387	16,217	22,702	22,032
Consumer loans	27,996	20,121	58,466	37,826
Total loan originations and purchases	$115,444	$92,237	$272,458	$239,001

PennFed Financial Services, Inc.
(Holding Company for Penn Federal Savings Bank)
Selected Consolidated Financial Information
(dollars in thousands, except per share amounts)

CALCULATION OF ADJUSTED NET INCOME

	For the three months ended		For the six months ended
	December 31,		December 31,
	2005	2004	2005	2004

Reported net income	$3,454	$3,980	$7,586	$7,768

Adjustments:
Commercial loan prepayment
premium	0	0	(2,688)	0
Prepayment penalty on FHLB
advances	0	0	1,351	0
Acceleration of depreciation on branch
automation system software	0	0	372	0
Increase in obligation under certain
long-term benefit plans	0	0	259	0
Net tax effect	0	0	247	0
Adjustments, net of taxes	0	0	(459)	0

"Adjusted" net income	$3,454	$3,980	$7,127	$7,768

Weighted avg. no. of diluted common shares	13,509,140	14,114,728	13,604,862	14,187,618
Diluted earnings per common share	$0.26	$0.28	$0.52	$0.55

Return on average common equity	11.09%	12.97%	11.38%	12.80%

Return on average assets	0.65%	0.81%	0.67%	0.79%

Non-interest exp. as a % of avg. assets	1.01%	1.26%	1.06%	1.26%
Efficiency ratio	50.20%	47.19%	50.21%	46.87%

PennFed Financial Services, Inc.
(Holding Company for Penn Federal Savings Bank)
Selected Consolidated Financial Information
(dollars in thousands, except per share amounts)

		For the three months ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2005	2005	2005	2005	2004
Selected Operating Data:
Interest and dividend income	$28,350	$27,683	$26,751	$26,167	$25,999
Interest expense	18,715	17,491	16,290	15,300	15,060
Net interest and dividend income	9,635	10,192	10,461	10,867	10,939
Provision for loan losses	0	0	0	0	0
Net interest and dividend income
after provision for loan losses	9,635	10,192	10,461	10,867	10,939
Non-interest income:
Service charges	704	3,470	800	703	867
Net gain (loss) from real estate operations	2	(3)	(1)	0	157
Net gain on sales of loans	21	122	128	172	70
Income on BOLI	219	216	224	217	121
Other	153	181	146	152	140
Total non-interest income	1,099	3,986	1,297	1,244	1,355
Non-interest expenses:
Compensation & employee benefits	3,067	3,259	2,856	3,135	3,079
Net occupancy expense	594	585	578	643	559
Equipment	538	971	546	516	543
Advertising	165	134	170	155	227
Amortization of intangible assets	0	0	0	454	454
Federal deposit insurance premium	45	42	44	44	43
Extinguishment of debt	0	1,351	0	0	0
Other	979	1,411	1,534	1,196	1,276
Total non-interest expenses	5,388	7,753	5,728	6,143	6,181
Income before income taxes	5,346	6,425	6,030	5,968	6,113
Income tax expense	1,892	2,293	2,158	2,114	2,133
Net income	$3,454	$4,132	$3,872	$3,854	$3,980

Weighted avg. no. of diluted common shares	13,509,140	13,700,349	13,742,337	13,959,738	14,114,728
Diluted earnings per common share	$0.26	$0.30	$0.28	$0.28	$0.28

Return on average common equity	11.09%	13.12%	12.50%	12.44%	12.97%

Return on average assets	0.65%	0.79%	0.76%	0.78%	0.81%

Average total assets	$2,137,449	$2,087,261	$2,029,268	$1,985,274	$1,966,796

Average earning assets	$2,066,915	$2,017,484	$1,959,481	$1,913,274	$1,901,002

Yield on average interest-earning assets	5.46%	5.47%	5.46%	5.48%	5.45%
Cost of average interest-bearing liabilities	3.70%	3.55%	3.44%	3.34%	3.25%
Net interest rate spread	1.76%	1.92%	2.02%	2.14%	2.20%

Net interest margin	1.89%	2.05%	2.14%	2.26%	2.33%

Non-interest exp. as a % of avg. assets	1.01%	1.49%	1.13%	1.24%	1.26%
Efficiency ratio	50.20%	54.67%	48.71%	46.97%	47.19%

Loan originations and purchases:
One- to four-family mortgage loans	$73,061	$118,229	$107,521	$63,610	$55,899
Commercial and multi-family real estate loans	14,387	8,315	8,470	8,110	16,217
Consumer loans	27,996	30,470	29,301	23,681	20,121
Total loan originations and purchases	$115,444	$157,014	$145,292	$95,401	$92,237

PennFed Financial Services, Inc.
(Holding Company for Penn Federal Savings Bank)
Selected Consolidated Financial Information
(dollars in thousands, except per share amounts)

CALCULATION OF ADJUSTED NET INCOME

		For the three months ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2005	2005	2005	2005	2004

Reported net income	$3,454	$4,132	$3,872	$3,854	$3,980

Adjustments:
Commercial loan prepayment
premium	0	(2,688)	0	0	0
Prepayment penalty on FHLB
advances	0	1,351	0	0	0
Acceleration of depreciation on branch
automation system software	0	372	0	0	0
Increase in obligation under certain
long-term benefit plans	0	259	0	0	0
Additional Sarbanes Oxley
compliance costs	0	0	208	0	0
Net tax effect	0	247	(73)	0	0
Adjustments, net of taxes	0	(459)	135	0	0

"Adjusted" net income	$3,454	$3,673	$4,007	$3,854	$3,980

Weighted avg. no. of diluted common shares	13,509,140	13,700,349	13,742,337	13,959,738	14,114,728
Diluted earnings per common share	$0.26	$0.27	$0.29	$0.28	$0.28

Return on average common equity	11.09%	11.66%	12.93%	12.44%	12.97%

Return on average assets	0.65%	0.70%	0.79%	0.78%	0.81%

Non-interest exp. as a % of avg. assets	1.01%	1.11%	1.09%	1.24%	1.26%
Efficiency ratio	50.20%	50.21%	46.94%	46.97%	47.19%